Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DELCATH SYSTEMS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF NOVEMBER, A.D. 2020, AT 4:38 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

2168713 8100 SR# 20208474536	Authentication: 204149884 Date: 11-23-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DELCATH SYSTEMS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Delcath Systems, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify:

FIRST: Upon the filing and effectiveness pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, the Corporation’s Amended and Restated Certificate of Incorporation shall be amended by deleting Article FOURTH in its entirety and substituting in lieu thereof the following new Article FOURTH:

“FOURTH: The total number of all classes of shares of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000), consisting of ten million (10,000,000) shares of Preferred Stock, with a par value of $.01 per share, and forty million (40,000,000) shares of Common Stock, with a par value of $.01 per share.”

SECOND: This Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this 23rd day of November 2020.

DELCATH SYSTEMS, INC.

By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 04:38 PM 11/23/2020 FILED 04:38 PM 11/23/2020 SR 20208474536 - File Number 2168713